UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2008

Gladstone Capital Corporation

(Exact name of registrant as specified in its chapter)

Maryland	814-00237	54-2040781
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 200 McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 6, 2008, Gladstone Capital Corporation (the “Company”), through its wholly-owned subsidiary, Gladstone Business Loan LLC, amended and restated its credit agreement which was originally established on May 19, 2003.  Gladstone Business Loan LLC, Gladstone Management Corporation (an affiliated entity), Deutsche Bank AG and certain other parties listed from time to time as committed lenders entered into the Second Amended and Restated Credit Agreement on June 6, 2008.  The credit agreement has a total commitment of $300 million and matures on May 21, 2009.  Advances under the credit facility will generally bear interest at the commercial paper rate plus 2.5% per annum, with a commitment fee of 0.75% per annum on the undrawn amounts.  In connection with this amendment, Gladstone Business Loan LLC paid a $2,600,000 amendment fee.

A copy of the Second Amended and Restated Credit Agreement is filed herewith as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable

(c)	Not applicable

(d)	Exhibit 10.1 – Second Amended and Restated Credit Agreement by and among Gladstone Business Loan LLC, Deutsche Bank AG, and certain other parties, dated as of June 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Capital Corporation
(Registrant)
June 9, 2008	By:	/s/ Gresford Gray
(Gresford Gray, Chief Financial Officer)